Exhibit 99.1

May 13, 2021

Nortech Systems Announces First Quarter 2021 Results

●	Revenue Declines (19.6%); GAAP Net Loss of ($1.6) million
●	Adjusted EBITDA loss of ($1.5) million for Fiscal First Quarter of 2021 Compared to $1.0 million in Fiscal First Quarter 2020
●	Monthly Bookings Trends Improving. Solid 90-day Backlog of $63 million, Improved $14 million or +29% vs 12/31/20
●	Balance Sheet Remains Strong with $7.6 million Unused Availability on the Long Term Line of Credit

MINNEAPOLIS, MINNESOTA, USA – Nortech Systems Incorporated (Nasdaq: NSYS) (the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical, aerospace & defense and industrial markets, reported net sales of $22.1 million for the quarter ended March 31, 2021, a decline of 19.6% compared to $27.4 for the first quarter of 2020. The decline was primarily due to COVID-related factors including supply chain disruptions and short-term challenges scaling our direct labor workforce. Gross margin for the first quarter of 2021 was 7.1% compared to 11.0% in 2020, a decline of 3.9 percentage points. Lower margin was due to unabsorbed fixed overhead in the Company’s global manufacturing network. Net loss for first quarter 2021 was ($1.6) million and ($0.58) per diluted share compared to a net income of $0.1 million and $0.05 per diluted share in first quarter 2020. Adjusted EBITDA was a loss of ($1.5) million in first quarter 2021 compared to net income of $1.0 million in first quarter 2020.

"The first quarter of 2021 was a significant challenge for Nortech, especially in January and February. In response, we took aggressive action to overcome COVID-related obstacles and enable higher production volume. Our manufacturing plants are regaining strength and we’re confident we’ll see steady improvement throughout the remainder of 2021.” stated Jay D. Miller, Chief Executive Officer and President.

Nortech, in partnership with our medical, industrial and defense customers, uses intelligence, innovation, speed and global expertise to provide manufacturing and engineering solutions. This enables our customers to be leaders in digital connectivity and data management to achieve their business goals. Nortech strives to be a premier workplace that fosters valued relationships internally and in our communities.

About Nortech Systems Incorporated Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech Systems primarily serves the medical, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire/cable/interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has seven manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding the Company returning to profitable growth, monthly sales booking trends, customer demand, the ability of our supply chain to supply materials on a timely basis, our ability to hire sufficient direct labor to produce our products, and the effects of changes in operations. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition (2) supply chain disruptions leading to parts shortages for critical components; (3) volatility in market conditions which may affect market supply of and demand for the company’s products; (4) increased competition; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) commodity cost increases coupled with our inability to raise prices charged to our customers; (8) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (9) and general economic, financial and business conditions that could affect the company’s financial condition and results of operations. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Non-GAAP Measurements Management believes that certain non-GAAP financial measures may be useful in providing additional meaningful comparisons between current results and results in prior periods. Adjusted EBITDA is a metric used by management to evaluate performance. Adjusted EBITDA is also used by the financial community to facilitate comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. The Company provides this information to investors to assist in comparisons of past, present, and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. Other supplemental information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.

Contact Information is:

Chris Jones, CFO

cjones@nortechsys.com

952-345-2244

Condensed Consolidated Statements of Operations

(in thousands, except for share data)

	THREE MONTHS ENDED
	March 31,
	Unaudited	Unaudited
	2021	2020

Net Sales	$22,072	$27,440

Cost of Goods Sold	20,511	24,435

Gross Profit	1,561	3,005
	7.1%	11.0%

Operating Expenses
Selling Expenses	721	621
General and Administrative Expenses	2,796	1,993
Restructuring Expenses	219	-
Total Operating Expenses	3,736	2,614

Income (Loss) from Operations	(2,175)	391

Interest Expense	(86)	(224)

Income (Loss) Before Income Taxes	(2,261)	167

Income Tax (Benefit) Expense	(707)	30

Net Income (Loss)	$(1,554)	$137

Income (Loss) Per Common Share - Diluted	$(0.58)	$0.05

Weighted Average Number of Common Shares Outstanding - Diluted	2,659,132	2,668,590

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2021	December 31, 2020
	Unaudited	Audited
Cash	$384	$352
Restricted Cash	598	3,212
Accounts Receivable	12,507	15,625
Inventories	17,079	13,917
Contract Assets	6,677	5,899
Prepaid Expenses and Other Current Assets	3,127	2,032
Property and Other Long-term Assets	15,956	15,424
Other Intangible Assets, Net	1,172	1,173
Total Assets	$57,500	$57,634

Accounts Payable	$13,006	$11,239
Lease Obligations, Finance & Operating, Net	11,872	11,389
All Other Liabilities	6,312	5,891
Long Term Line of Credit	2,200	3,328
Long-term Debt, Net	6,959	7,069
Shareholders’ Equity	17,151	18,718
Total Liabilities and Shareholders’ Equity	$57,500	$57,634

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

	THREE MONTHS ENDED
	March 31,
	2021	2020
Net Income (Loss)	$(1,554)	$137
Income Tax (Benefit) Expense	(707)	30
Interest Expense	86	224
Depreciation and Amortization	477	567
EBITDA	(1,698)	958
Restructuring Expenses	219	-
Adjusted EBITDA	$(1,479)	$958